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                                                                    EXHIBIT 10.5



                                ACUBID.COM INC.

        This Agreement entered into this 16th day of August 1999 between Johnny Bench ("Athlete") and AcuBid.com Inc. (the "Company").

        A. Athlete Agrees to:

                1. Serve as a Member of the Company's Sports Advisory Board.

                2. As a member of said board the Athlete shall allow the Company to use the Athlete's name for promotional purposes during the term of this Agreement to promote the Company's Internet website but not any specific products without the prior written approval of Athlete.

                3. The Athlete will make himself available for two (2) hours per month for live online chats on the Company's Internet website on dates and at times mutually agreeable to Athlete and the Company.

                4. The Athlete will sign sports memorabilia as requested by the
                   Company during the term of this Agreement and grants to the Company the right to market said memorabilia but Athlete has the right to approve all such memorabilia as to quality and content. Such approval by Athlete shall not be unreasonably withheld. No item bearing Athlete's name or likeness will be sold by the Company without Athlete's written approval.

        B. The Company Agrees to:

                1. Issue to the Athlete as of the date of this Agreement 20,000
                   (twenty thousand) shares of common stock of the Company for serving on its Advisory Board.

                2. Use its best efforts to create and market memorabilia signed by the Athlete on behalf of the Company pursuant to Section A(4).

                3. Issue to the Athlete, or his nominee, as of the date of his
                   Agreement an additional 10,000 (ten thousand) shares of common stock in the Company for the rights granted under Section A(4) of this Agreement.

                4. Pay to the Athlete 70% (seventy percent) of the gross
                   proceeds (gross sales price less actual costs of goods only) of all memorabilia sold by the Company pursuant to this Agreement. Payment to be made monthly on the tenth day of each month for all memorabilia sold in the previous month.

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                5. Upon the signing of this Agreement pay to the Athlete $25,000
                   (twenty five thousand dollars) as an advance against any amounts due to the Athlete for sports memorabilia sold pursuant to this Agreement.

        C. The Parties Agree:

                1. The term of this Agreement shall be two years and shall be renewable annually at the mutual agreement of the parties.

                2. That should the amounts due to the Athlete under Section B(4)
                   of this Agreement not total $25,000 (twenty five thousand dollars) during the term of this Agreement, the Athlete shall nonetheless be entitled to retain the entire amount of $25,000 (twenty five thousand dollars) as additional compensation providing that no material provision of this Agreement has been breached by Athlete and not cured by Athlete within 30 days after receiving written notice of such breach from the Company.

                3. The Athlete shall not be precluded from signing memorabilia for any non-commercial purpose, but may not sign any memorabilia for compensation during the term of the Agreement except on behalf of the Company or with the Company's approval in writing. The Company will not unreasonably withhold such consent. Notwithstanding this Agreement, Athlete may: (i) sign any memorabilia pursuant to any agreement entered into before the date of this Agreement;
                   (ii) participate in major league baseball's "All Century Team Program" otherwise known as "the All Century Celebration";
                   (iii) participate once in each year in any 1975 and 1976 Big Red Machine reunions or similar Big Red Machine promotions;
                   (iv) sign and/or sell Athlete's memorabilia on Athlete's own website and Athlete will work with the Company to link such website with Company's website; and (v) participate in the pending five all time greatest catchers promotion including show, picture and poster. Athlete will use his best efforts to obtain 25 memorabilia items from each program in which he participates under (iii) and (v) above for sale by the Company for which Athlete will be compensated under B(4).

                4. The Company hereby covenants and agrees to (i) register its common shares under the Securities and Exchange Act of 1934, as amended, and (ii) register the Shares awarded pursuant to Section B(1) and (3) (the "Shares") to Athlete pursuant to an


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                   effective Registration Statement on Form S-8. In the event the Company fails to satisfy the foregoing covenants on or before December 1, 1999 Athlete shall have the right, at his option, to terminate this Agreement upon written notice to the Company at any time prior to December 31, 1999, in which event the stock issuance shall be voided and the Shares returned by Athlete to the Company; provided however, Athlete shall be entitled to retain or receive all other amounts paid or payable under this Agreement. In the event Athlete does not elect to terminate this Agreement, this Agreement shall remain in full force and effect, provided that the exclusivity provisions contained in Section C(3) shall be terminated and of no further and effect on and after December 1, 1999.

                5. The Company covenants that to date it has not provided more favorable compensation and/or terms to any other athlete for comparable services.

                6. All notices required or given hereunder or in connection herewith shall be in writing and shall be considered to have been given when mailed, certified or registered mail, postage prepaid, to the other party addressed as hereinafter set forth or in such other manner as the addressee party shall have designated by notice in writing:

                   AcuBid.com Inc.
                   1947 Camino Vida Roble, Suite 102
                   Carlsbad, California 92008

                   Mr. Johnny Banco
                   c/o, Reuven J. Katz, Esq.
                   Katz, Teller, Brant & Hild
                   255 East Fifth Street, Suite 2400
                   Cincinnati, Ohio 45202-4724

Agreed to by:                               Agreed to by:

                                            AcuBid.com Inc.



/s/ JOHNNY BENCH                            By:    [Illegible]
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Johnny Bench                                Its:   CFO
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